Exhibit 99.1

TRANSDIGM ANNOUNCES REGULAR QUARTERLY CONFERENCE CALL

Richmond Heights, Ohio, February 19, 2004 — TransDigm Inc. (“TransDigm”) today announced that it will hold a conference call on Thursday, February 26, 2004, at 11:00 AM Eastern Standard Time to discuss its first quarter results. On Tuesday, February 3, 2004 TransDigm filed Form 10-Q with the SEC for the first quarter ended December 27, 2003. Individuals wishing to participate in the conference call should dial 800-838-4403. A replay will be available through Thursday, March 4, 2004 until 12:00 Noon Eastern Standard Time. To access the replay dial 800-428-6051 the access code is 338750.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls and actuators, batteries and chargers, engineered connectors, power conditioning devices, water systems and components, latches and lavatory components.

Any questions please contact Eileen M. Fallon at TransDigm 216-289-4939.